                                                                Exhibit 10.48



                           THE ALTHEXIS COMPANY, INC.
                           FIRST AMENDED AND RESTATED
                       EXECUTIVE STOCK PURCHASE AGREEMENT



         This FIRST AMENDED AND RESTATED EXECUTIVE STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 27th day of July, 2001, by and among The
       ---------
Althexis Company, Inc., a Delaware corporation (the "Company"), Paul J. Mellett
                                                     -------
(the "Purchaser"), and Mark Skaletsky, in his capacity as President of the
      ---------
Company and escrow holder hereunder (the "Escrow Holder").
                                          ------ ------

         WHEREAS, the Purchaser is the Vice President and Chief Financial Officer of the Company;

         WHEREAS, the Company sold to the Purchaser, and the Purchaser purchased from the Company, 136,078 shares of the Company's common stock, par value $0.01 per share ("Common Stock"), according to the terms and conditions of that
            ------ -----
certain Executive Stock Purchase Agreement, dated as of April 18, 2001 (the "Original Purchase Agreement");
 -------- -------- ---------

         WHEREAS, the Company is entering into a certain Agreement and Plan of Merger, of even date herewith (the "Merger Agreement"), by and among the
                                    ------ ---------
Company, Microcide Pharmaceuticals, Inc., a Delaware corporation ("Microcide"),
                                                                   ---------
and a wholly owned subsidiary of Microcide (the "Sub"), whereby the Sub will
                                                 ---
merge with and into the Company (the "Merger") with the Company as the surviving
                                      ------
entity and, as a condition to such Merger the Company has agreed to amend and restate the terms of the Original Purchase Agreement; and

         WHEREAS, the parties to the Original Purchase Agreement (including a secured promissory note and stock pledge agreement that were executed in connection with the Original Purchase Agreement), desire to enter into this First Amended and Restated Executive Stock Purchase Agreement to amend and restate the terms of the Original Purchase Agreement (including the related note and stock pledge agreement) in their entirety as set forth herein and therein.

         NOW, THEREFORE, in consideration of the promises and mutual covenants herein set forth, and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto hereby mutually covenant and agree as follows:

         1.       Definitions.  For purposes of this Agreement, the following
                  -----------
terms shall have the meanings provided therefor below in this Section 1 or elsewhere in this Agreement as referred to below in this Section 1:

                  "Cause" shall mean: (i) any failure by the Purchaser to
                   -----
                  perform the services requested or assigned to the Purchaser by the President or the Board of Directors of the Company, which failure is not cured within 10 days after receipt of written notice of such failure, (ii) negligence or willful misconduct by the Purchaser in the performance of the Purchaser's services to the Company that causes harm (or reasonably could be expected to cause harm) to the business and operations of the Company, (iii) any breach by the Purchaser of the Purchaser's fiduciary duty to the Company, (iv) any act of larceny, embezzlement, conversion or any other similar act involving the misappropriation of Company funds, (v) the Purchaser's breach of any provision of any agreement or contract between the Purchaser and the Company, or (vi) the Purchaser's conviction of, or entry of a pleading of guilty to, any felony or a crime involving moral turpitude.

                  "Change in Control" shall mean any Sale Transaction in which
                   ------ -- -------
                  the stockholders of the Company immediately prior to such Sale Transaction do not own or hold, directly or indirectly, immediately after consummation of such Sale Transaction, shares of capital stock of the surviving person or entity or acquiring person or entity, as applicable, in connection with such Sale Transaction representing at least a majority of the total voting power of the outstanding capital stock of such surviving person or entity or such acquiring person or entity, as the case may be, provided, however, that if any such Sale
                                      --------  -------
                  Transaction involves the sale by the Company of newly issued shares of capital stock of the Company, such Sale Transaction shall not constitute a Change in Control within the meaning of this definition if (i) the purchaser of such newly issued shares of capital stock in such Sale Transaction is a venture capital fund, any other public or private equity fund, a financial institution or other type or kind of financial investor, or (ii) the purchaser of such newly issued shares of capital stock in such Sale Transaction has entered into an agreement expressly prohibiting such purchaser from electing or appointing fifty percent (50%) or more of the members of the Board of Directors of the Company. For purposes of this calculation, only those shares of capital stock of the surviving person or entity or acquiring person or entity, as applicable, that were issued in exchange for outstanding securities of the

                  Company shall be counted as being owned by the stockholders of the Company immediately after the consummation of the Sale Transaction

                  "Closing" shall have the meaning ascribed to such term in
                   -------
                  Section 6 below.

                  "Note" shall have the meaning ascribed to such term in Section
                   ----
                  3 below.

                  "Notice" shall have the meaning ascribed to such term in
                   ------
                  Section 6 below.

                  "Option" shall have the meaning ascribed to such term in
                   ------
                  Section 6 below.

                  "Sale Transaction" shall mean shall mean any merger or
                   ---- -----------
                  consolidation of the Company with and into another person or entity, the sale or transfer of all or substantially all of the assets of the Company, or the sale or transfer of shares of capital stock of the Company, in each case in a single transaction or in a series of related transactions.

                  "Shares" shall have the meaning ascribed to such term in
                   ------
                  Section 2 below.

                  "Shares Certificate" shall have the meaning ascribed to such
                   ------ -----------
                  term in Section 4 below.

                  "Stock Pledge Agreement" shall have the meaning ascribed to
                   ----- ------ ---------
                  such term in Section 3 below.

                  "Unvested Shares" shall mean, at the relevant time of
                   -------- ------
                  reference thereto, those Shares that have not vested on or prior to such time pursuant to Section 5 or Section 6 hereof.

                  "Vested Shares" shall mean, at the relevant time of reference
                   ------ ------
                  thereto, those Shares that have vested on or prior to such time pursuant to Section 5 or Section 6 hereof.

         2.       Sale of Stock. Pursuant to the Original Purchase Agreement,
                  -------------
the Company has sold to the Purchaser, and the Purchaser has purchased from the Company, an aggregate of 136,078 shares of Common Stock (subject to adjustment pursuant to Section 10 hereof, the "Shares"), at the price of $0.50 per share,
                                    ------
for an aggregate purchase price of $68,039.00.

         3.       Payment of Purchase Price. Pursuant to the Original Purchase
                  -------------------------
Agreement, the Purchaser paid $13,607.00 of the aggregate purchase price for the Shares in cash and agreed to pay the remaining purchase price by the execution and delivery to the Company of a secured promissory note, substantially in the form of Exhibit A hereto (the "Note"), in the principal amount of $54,432.00
        ------- -              ----
payable to the Company. The Purchaser shall continue to secure payment and performance of his obligations under the Note by the pledge of a portion of the Shares to the Company pursuant to, and in accordance with, the terms and conditions of a Stock Pledge Agreement substantially in the form of Exhibit B
                                                                    ------- -
hereto (the "Stock Pledge Agreement").
             ----- ------ ---------

         4.       Issuance of Shares. Pursuant to the Original Purchase
                  ------------------
Agreement, the Company prepared and duly executed a stock certificate, registered in the name of the Purchaser, representing 136,078 shares of Common Stock (the "Initial Shares Certificate"). The Initial Shares Certificate and any
            ------- ------ -----------
stock certificate prepared and duly executed by the Company, registered in the name of the Purchaser, representing any Shares issued to the Purchaser at any time after the date of this Agreement (each, an "Additional Shares
                                                 ---------- ------
Certificate"), shall each be endorsed with the legend set forth in Section 8(b)
-----------
below for so long as such legends are applicable. The Initial Shares Certificate and each Additional Shares Certificate, if any, each accompanied by stock powers or other appropriate instruments of assignment thereof duly executed in blank by the Purchaser, have been or shall be delivered to the Escrow Holder to be held in escrow pursuant to the provisions of Section 7 hereof. The Company shall remove each legend from the Initial Shares Certificate and each Additional Shares Certificate, if any, at such time as the legend is no longer applicable to the shares represented by the certificate.

         5.       Vesting of Shares.
                  -----------------

                  (a)      Vesting Schedule. Subject to all of the provisions of
                           ----------------
this Section 5 and to the vesting provisions of Section 6 below, the Shares shall vest over time, with 25% percent of the Shares vesting on April 1, 2002 and the remainder vesting in monthly installments, in as equal number of shares as possible, at the end of each calendar month beginning April 30, 2002 and ending April 30, 2005.

                  (b)      Acceleration of Vesting.
                           -----------------------

                           (i)     Notwithstanding anything in Section 5(a)
above or in Section 5(c) below to the contrary, in the event that the Company or Microcide terminates the Purchaser's employment with the Company or Microcide without Cause at any time prior to March 31, 2002, then the vesting of the Shares that are then outstanding shall be accelerated such that twenty-five percent (25%) of the Shares shall be fully vested on the date of such termination.

                           (ii)    Notwithstanding anything in Section 5(a)
above to the contrary but subject to the provisions of Section 5(c) below, in the event a Change in Control of Microcide occurs on or after September 31, 2002, then the vesting of all of the Shares that are outstanding immediately prior to such Change in Control and that have not already previously vested shall be accelerated such that all of such Shares shall be fully vested immediately prior to the occurrence of such Change in Control.

                  (c)      No Further Vesting Following Termination. Except if
                           ----------------------------------------
and to the extent otherwise expressly provided in Section 5(b)(i) or Section 6, upon termination of the Purchaser's employment with the Company or Microcide for any reason or for no reason, regardless of whether such termination is effected by the Company or Microcide, by the Purchaser (whether voluntarily or involuntarily) or upon the Purchaser's death, none of the Unvested Shares owned of record or beneficially by the Purchaser on the date of termination shall thereafter vest.

                  (d)      Change in Control. In the event that, in connection
                           -----------------
with a Change in Control transaction, the Purchaser receives or acquires any shares of stock in any person or entity or other property or assets of any kind (collectively, the "New Property") in exchange for shares of stock in the
                    --- --------
Company (including, without limitation, the Shares) or other property or assets, in either case that is owned or held by the Purchaser subject to this Agreement (collectively, the "Subject Property"), then, following the Change in Control,
                    ------- --------
the provisions of this Agreement shall apply to such New Property to the same extent as they would have applied to the Subject Property and the Purchaser shall hold such New Property subject to all of the provisions of this Agreement and shall comply and perform with all of his obligations under this Agreement with respect to such New Property and such New Property shall thereafter be deemed to be and treated as Subject Property.

                  (e)      Delivery of Vested Shares. Vested Shares shall, at
                           -------------------------
the request of the Purchaser, be released from the escrow provided for in
Section 7 hereof and shall be delivered to the Purchaser.

                  (f)      Escrow of Unvested Shares.  All Unvested Shares shall
                           -------------------------
be held in escrow pursuant to Section 7 below.

         6.       Repurchase Right.
                  ----------------

         (a) In the event of the termination of the Purchaser's employment with the Company or Microcide for any reason or for no reason at any time, regardless of whether such termination is effected by the Company or Microcide, by the Purchaser (whether voluntarily or involuntarily) or upon the Purchaser's death, the Company shall have the right, but not the obligation, to repurchase all or any number of the Shares that are then Unvested Shares (after giving effect to the acceleration of vesting provisions of Section 5(b), if applicable) subject to and in accordance with the terms of this Section 6. The Company may exercise its repurchase rights under this Section 6(a), by giving written notice of exercise in accordance with the provisions of Section 6(b) below, within thirty
(30) days following the date of the termination or death of the Purchaser.

         (b) The Company may exercise its repurchase rights in this Section 6 by delivering to the Purchaser, within the time periods specified in Section 6(a), a written notice (the "Notice") of its intention to exercise its repurchase
                       ------
right under this Section 6, specifying the number of Unvested Shares that the Company desires to repurchase, whereupon, subject to the provisions of this
Section 6, the Company shall become legally obligated to repurchase from the Purchaser, and the Purchaser shall become legally obligated to sell to the Company, at the Closing (as such term is defined below), the number of Unvested Shares referred to in the Notice. The purchase price per share for all of the Unvested Shares repurchased by the Company pursuant to this Section 6 shall be $0.50 (subject to adjustment pursuant to Section 10 hereof and subject to adjustment after the Merger taking into account the Exchange Ratio (as such term is defined in the Merger Agreement)), payable, at the election of the Company, in cash or through the cancellation of indebtedness. The closing (the "Closing")
                                                                       -------
of the repurchase by the Company of all or any number of Unvested Shares pursuant to this Section 6 shall take place at the offices of Bingham Dana LLP, 150 Federal Street, Boston, MA 02110 at such time and on such date as the Company shall specify in the Notice, provided that the date of the Closing shall
                                     --------
in no event be later than sixty (60) days after the date of the Notice. At the Closing, the Purchaser shall deliver to the Company a certificate or certificates evidencing the number of Unvested Shares to be repurchased, duly endorsed for transfer or accompanied by duly executed stock powers, against payment by the Company of the purchase price therefor in accordance with the terms of this Section 6. In the event that the Company has a right to repurchase any Unvested Shares pursuant to this Section 6 and elects not to, or fails to, repurchase all or a portion of such Unvested Shares in accordance with the provisions of this Section 6, then all of the Unvested Shares not so repurchased shall automatically become fully vested and, thereafter, shall be treated as Vested Shares for all purposes of this Agreement.

         7.       Escrow of Unvested Shares.
                  -------------------------

                  (a)      Escrow Holder. Each stock certificate representing
                           -------------
Unvested Shares shall be held in escrow by the Escrow Holder, together with a stock assignment, in the form attached hereto as Exhibit C, executed in blank by
                                                 ------- -
the Purchaser with respect to the Unvested Shares represented by such stock certificate. Subject to the provisions of Section 5(e) hereof, each stock certificate representing Unvested Shares shall be held in escrow pursuant to this Section 7 until all of such Unvested Shares become fully vested pursuant to, and in accordance with, the provisions of Section 5 or Section 6 hereof or until all of such Unvested Shares are repurchased by the Company pursuant to, and in accordance with, the provisions of Section 6 hereof, whichever occurs earlier.

                  (b)      Rights of Purchaser with respect to Unvested Shares
                           ---------------------------------------------------
held in Escrow. Subject to the terms hereof, the Purchaser shall have all the
--------------
rights of a stockholder with respect to the Unvested Shares while they are held in escrow, including without limitation, the right to vote such Unvested Shares and receive any cash dividends declared thereon. If there is (i) any stock dividend, stock split or other change in the Unvested Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, then, subject to the acceleration provisions set forth in Section 5(b) hereof, any and all new, substituted or additional securities to which the Purchaser is entitled by reason of his ownership of the Unvested Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as "Unvested Shares" for purposes of this Agreement.

                  (c)      Obligations and Liabilities of the Escrow Holder. The
                           ------------------------------------------------
Escrow Holder shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by him to be genuine and to have been signed or presented by the proper party or parties. The Escrow Holder shall not be personally liable for any act he may do or refrain from doing hereunder as Escrow Holder or as attorney-in-fact for the Purchaser, provided that the Escrow Holder acts or refrains from acting in good faith and
--------
in the exercise of his own good judgment, and any act that he does or refrains from doing pursuant to the advice of his own attorneys, who may be counsel to the Company, shall be conclusive evidence of such good faith.

                  (d)      Duties of the Escrow Holder.
                           ---------------------------

                           (i) In the event of any repurchase of Unvested Shares pursuant to, and in accordance with, the provisions of
                  Section 6 hereof, the Escrow Holder shall take all steps necessary to consummate such repurchase, including, but not limited to, presentment of stock certificates representing the Unvested Shares subject to such repurchase, together with stock powers executed by or in the name of the Purchaser appropriately completed by the Escrow Holder, to the Company or its transfer agent with irrevocable instructions to register the transfer of such Unvested
                  Shares into the name of the Company or its designee. The Purchaser hereby appoints the Escrow Holder his irrevocable attorney-in-fact to execute in his name, acknowledge and deliver all stock powers and other instruments as may be necessary or desirable with respect to the repurchase of any Unvested Shares pursuant to, and in accordance with, the provisions of Section 6 hereof.

                           (ii) Upon the vesting of any Unvested Shares, the Escrow Holder shall, at the request of the Purchaser, either
                  (i) promptly deliver to the Purchaser the certificate or certificates representing such Unvested Shares that have become vested or (ii) promptly cause a new certificate endorsed with the appropriate legends to be issued for such Unvested Shares that have become vested and shall deliver such certificate to the Purchaser.

                           (iii) The Escrow Holder may, but need not, submit a memorandum to the Purchaser and to the Company setting forth action the Escrow Holder intends to take with respect to the escrow of the Unvested Shares and requesting the parties to acknowledge the propriety of the intended action. If, in any such case, either party fails or refuses to acknowledge the propriety of the intended action, the Escrow Holder may seek the advice of counsel, who may be counsel to the Company, and any action taken in accordance with the written advice of such counsel shall be full protection to the Escrow Holder in respect thereto against any person. It is agreed that in any event the Escrow Holder shall not be liable for any action or failure to act taken in good faith, and that his liability shall be limited to actions or inaction constituting gross negligence or willful misconduct.

                           (iv) It is understood and agreed that should any dispute arise with respect to the delivery, ownership or right of possession of the

                  Unvested Shares or other securities held by the Escrow Holder hereunder, he is authorized and directed to retain in his possession without liability to anyone all or any part of said Unvested Shares or other securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but he shall be under no duty whatsoever to institute or defend any such proceedings.

                           (v) The Escrow Holder is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Holder obeys or complies with any such order, judgment or decree, he shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

                           (vi) The parties hereto understand that the Escrow Holder is legal counsel to the Company, and that said counsel may continue to act as such in the event of any dispute in connection with this Agreement or any other transaction contemplated herein or affected hereby.

                           (vii) By signing this Agreement, the Escrow Holder becomes a party to this Agreement only for the purposes of this Section 7.

                  (e)      Change of Duties. The Escrow Holder's duties
                           ----------------
hereunder may be altered, amended, modified, or revoked only by a writing signed by all of the parties hereto; provided, however, that the Company may at any
                              --------  -------
time, at its option, elect to terminate this escrow by notice to the Purchaser and the Escrow Holder.

                  (f)      Costs and Fees. All reasonable costs, fees and
                           --------------
disbursements incurred by the Escrow Holder in connection with the performance of his duties hereunder shall be borne by the Company.

                  (g)      Resignation. The Escrow Holder reserves the right,
                           -----------
upon notice to the Company and the Purchaser, to resign from his duties as Escrow Holder and to appoint a substitute Escrow Holder.

         8.       Restrictions on Transfer.
                  ------------------------

                  (a)      No Transfers of Unvested Shares. Except for (i) the
                           -------------------------------
escrow described in Section 7 above or (ii) the transfer of any Unvested Shares to the Company or in connection with a Change in Control of the Company as contemplated by this Agreement, none of the Unvested Shares or any beneficial interest therein shall be transferred, encumbered or otherwise disposed of in any way until such Unvested Shares have become vested pursuant to, and in accordance with, the provisions of Section 5 or Section 6 hereof.

                  (b)      Legend for Unvested Shares.  The certificates
                           --------------------------
evidencing any of the Unvested Shares shall be endorsed with a legend substantially as follows:


                  "THIS CERTIFICATE AND THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A FIRST AMENDED AND RESTATED EXECUTIVE STOCK PURCHASE AGREEMENT AND TO THE RESTRICTIONS UPON TRANSFER CONTAINED THEREIN. A COPY OF SUCH EXECUTIVE STOCK PURCHASE AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST FREE OF CHARGE."

         9.       Investment Intent.  The Purchaser represents and warrants
                  -----------------
that any Shares acquired by him or that may be acquired by him are being or will be, as the case may be, acquired for his own account for the purpose of investment and not with a view to the resale or distribution thereof.

         10.      Adjustment for Stock Splits, etc.
                  --------------------------------

                  (a) In the event that at any time after the date of this Agreement the Company implements any stock dividend, reclassification, recapitalization or other change in or with respect to the Common Stock resulting in shares of any series of capital stock of the Company (other than Common Stock) or other securities, property or assets of the Company being distributed in respect of, or being exchanged for, shares of Common Stock subject to this Agreement, then all references in this Agreement to such shares of Common Stock and the repurchase price set forth in Section 6(b) shall be appropriately adjusted to take into account any such shares of any series of capital stock of the Company (other than Common Stock) or other securities, property or assets of the Company distributed in respect of, or exchanged for, outstanding shares of Common Stock and all of such shares of any series of capital stock of the Company (other than

Common Stock) or other securities, property or assets of the Company shall be held subject to all of the terms and conditions of this Agreement to the same extent as if they were shares of Common Stock subject to this Agreement.

                  (b) In the event that at any time after the date of this Agreement the Company implements any stock split, stock dividend or reverse stock split in or with respect to the Common Stock resulting in an increase or decrease in the outstanding shares of Common Stock of the Company, then all references in this Agreement to any number of shares of Common Stock shall be appropriately adjusted to reflect any such stock split, stock dividend, or reverse stock split.

                  (c) In the event that any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in or with respect to the Common Stock which may be adopted by the Company after the date of this Agreement would cause an adjustment in any number of shares of Common Stock or any number of shares of any other series or class of capital stock of the Company that would otherwise result in fractional shares of Common Stock or such other series or class of capital stock of the Company, or in the event that any calculation or determination of the number of Shares that are or have vested or that are subject to vesting under this Agreement would otherwise result in fractional shares of Common Stock or any other series or class of capital stock of the Company, then such fractional shares shall be disregarded by rounding down to the nearest whole number of shares.

                  (d) In the event that at any time after the date of this Agreement the Company implements any stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in or with respect to the Common Stock, then all references in this Agreement to the purchase price for any shares of Common Stock shall be appropriately adjusted to take into account any such stock split, stock dividend, reverse stock split, reclassification, recapitalization or other change in or with respect to the Common Stock. Notwithstanding the foregoing, the purchase price with respect to any shares of Common Stock shall never be reduced to a value below the par value of such shares of Common Stock.

                  (e) The foregoing provisions of this Section 10 shall apply successively to one or more stock splits, stock dividends, reverse stock splits, reclassifications, recapitalizations or other changes in or with respect to the Common Stock.

         11.      Tax Consequences.
                  ----------------

                  (a)      Withholding Taxes.  It is understood by the parties
                           -----------------
hereto that the issuance and/or sale of any of the Shares to the Purchaser may be deemed compensatory in purpose and in effect and that, as a result, the Purchaser may be obligated to advance to the Company amounts sufficient to pay withholding taxes in respect of such Shares at the time Purchaser becomes subject to Federal income taxation with respect to the receipt of such Shares. In the event that such withholding tax obligations arise, the parties hereby agree that the Company shall have no obligation to pay such withholding taxes, that payment of such withholding taxes shall be the exclusive obligation of the Purchaser and that the Company shall be entitled to withhold amounts from other sources of compensation otherwise due to the Purchaser by the Company for purposes of satisfying such withholding taxes if and to the extent that such withholding taxes have not been otherwise paid or satisfied by the Purchaser. The Purchaser agrees on his behalf, and on behalf of his successors and assigns, to indemnify the Company with respect to any withholding tax payment that the Company is required to make that arises from the issuance and/or sale of any of the Shares to the Purchaser.

                  (b)      Section 83(b) Election. Purchaser hereby acknowledges
                           ----------------------
delivery to the Company of a signed copy of any instrument, letter or other document he executed and filed with the Internal Revenue Service evidencing his election under Section 83(b)(2) of the Internal Revenue Code of 1986, as amended, to treat his receipt of any of the Shares under the Original Purchase Agreement as included in the Purchaser's gross income in the year of receipt.

         12.      General Provisions.
                  ------------------

                  (a)      Governing Law. This Agreement shall be governed by
                           -------------
the internal substantive laws of The Commonwealth of Massachusetts, without reference to any conflict of laws provisions thereof that would implicate the substantive or procedural laws of any other jurisdiction.

                  (b)      Entire Agreement. This Agreement represents the
                           ----------------
entire agreement between the parties with respect to the purchase of Common Stock by the Purchaser from the Company and supersedes all prior written and oral agreements and understandings between the parties (including, without limitation, the Original Purchase Agreement) to the extent that such prior written and oral agreements relate or pertain to the subject matter of this Agreement. This Agreement may only be modified or amended pursuant to a written agreement or instrument signed by the Company and the Purchaser or, with respect to Section 7, the Company, the Purchaser and the Escrow Holder.

                  (c)      Notices. Any notice, demand, request or other
                           -------
communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, postage prepaid, or sent by electronic mail with a confirmation copy by regular, certified or overnight mail, postage prepaid, to such party at the address, telecopier number or email address, as the case may be, set forth below or such other address, telecopier number, or email address, as the case may be, as may hereafter be designated in writing by the addressee to the addressor listing all parties:

         if to the Company, to:

                  The Althexis Company, Inc.
                  1365 Main Street
                  Waltham, Massachusetts  02154
                  Attention:  Manuel Navia and/or Patrick Connelly
                  Facsimile:  (781) 647-5552

                  and

                  The Althexis Company, Inc.
                  c/o Paul Mass
                  Mass Ventures LLC
                  945 East Paces Ferry Road
                  Resurgens Plaza, Suite 2250
                  Atlanta, GA 30326
                  Facsimile:  (404) 760-2701

                  with a copy to:

                  Bingham Dana llp
                  150 Federal Street
                  Boston, MA  02110

                  Attention:  Julio E. Vega, Esq.
                  Facsimile:  (617) 951-8736

         if to the Purchaser, to:

                  Paul J. Mellett
                  108 Cedar Street
                  Walpole, MA  02081
                  Facsimile: ____________
                  with a copy to:

                  Elizabeth Grammer, Esq.
                  26 High Ridge Road
                  Topsfield, MA  01983
                  Facsimile:  (978) 887-1271

         if to the Escrow Holder, to:

                  The Althexis Company, Inc.
                  1365 Main Street
                  Waltham, Massachusetts  02154
                  Attention:  Mark Skaletsky
                  Facsimile:  (781) 647-5552

         All such notices, requests and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mail, on the third day following deposit into the mail; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

                  (d)      Binding Effect. This Agreement shall inure to the
                           --------------
benefit of, be binding upon, the heirs, personal representatives, executors, administrators, successors and/or permitted assigns of the parties. This Agreement shall also inure to the benefit of, and be binding upon, any transferee of the Shares.

                  (e)      Assignment. The rights, benefits and obligations of
                           ----------
the Company under this Agreement shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company's successors and assigns; provided, that any assignee agrees in writing to be bound by the terms and
--------
obligations of the Company hereunder. The Purchaser may not delegate any of its obligations under this Agreement without the Company's prior written consent.

                  (f)      No Waiver. Either party's failure to enforce any
                           ---------
provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted both parties herein are cumulative and shall not constitute a waiver of either party's right to assert all other legal remedies available to it under the circumstances.

                  (g)      Severability. If any provision of this Agreement
                           ------------
shall be held illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other severable provisions of this Agreement.

                  (h)      Headings.  Headings are for convenience only and are
                           --------
not deemed to be part of this Agreement.

                  (i)      Further Assurances.  The Purchaser agrees upon
                           ------------------
request to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

                  (j)      Counterparts. This Agreement may be executed in
                           ------------
counterparts, all of which together shall for all purposes constitute one Agreement, binding on each of the parties hereto notwithstanding that each such party shall not have signed the same counterpart.

                  (k)      Relationship with Purchaser. The Company is not by
                           ---------------------------
reason of this Agreement or the issuance of any Shares obligated to continue the Purchaser's association with the Company as an officer, director, employee, or in any other capacity (other than as a stockholder).

                  (l)      Consent to Jurisdiction. In case of any dispute
                           -----------------------
hereunder, the parties will submit to the exclusive jurisdiction and venue of any court of competent jurisdiction sitting in Suffolk County, Massachusetts, and will comply with all requirements necessary to give such court jurisdiction over the parties and the controversy.

                  (m)      Effectiveness of Agreement. This Agreement shall only
                           --------------------------
take effect at, and simultaneous with, the Effective Time (as such term is defined in the Merger Agreement). In the event that the Merger is not consummated, this Agreement shall be null and void and of no further effect, in which case the terms of the Original Purchase Agreement shall continue in full force and effect to govern the agreement of the parties with respect to the matters contemplated thereby.

                [Remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the parties have duly executed this First Amended and Restated Executive Stock Purchase Agreement under seal as of the day and year first set forth above.

PURCHASER




         /s/ Paul J. Mellett
------------------------------------
Paul J. Mellett

THE ALTHEXIS COMPANY, INC.




By:      /s/ Mark Skaletsky
   ---------------------------------
Name:    Mark Skaletsky
Title:   President

ESCROW HOLDER




         /s/ Mark Skaletsky
------------------------------------
Mark Skaletsky, President of
The Althexis Company, Inc.